Exhibit 107

Calculation of Filing Fee Table

Form S-8

(Form Type)

Sorrento Therapeutics, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit (2)	Maximum Aggregate Offering Price(2)	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Common Stock, par value $0.0001 per share	457(c)	40,000,000(3)	$1.08	$43,200,00.00	0.0001102	$4,760.64(2)
	Total Offering Amounts					—	—	$4,760.64
	Total Fees Previously Paid					—	—	—
	Total Fee Offsets					—	—	—
	Net Fee Due					—	—	$4,760.64

(1)

Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 (the “Registration Statement”) shall also cover any additional shares of common stock, $0.0001 par value per share (the “Common Stock”), of Sorrento Therapeutics, Inc. (the “Registrant”) that become issuable under the Sorrento Therapeutics, Inc. 2019 Stock Incentive Plan, as amended (the “2019 Plan”), by reason of any stock split, reverse stock split, stock dividend, combination, recapitalization, reclassification of the shares or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of Common Stock.

(2)

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act. The proposed maximum offering price per share and the proposed maximum aggregate offering price with respect to these shares are calculated based on $1.08 per share, the average of the high and low prices of the Common Stock as reported on the Nasdaq Capital Market on December 9, 2022, a date within five business days prior to the filing of this Registration Statement.

(3)

Represents 40,000,000 shares of Common Stock that were added to the shares reserved for issuance under the 2019 Plan pursuant to an amendment thereto that was approved by the Registrant’s stockholders at the Registrant’s 2022 Annual Meeting of Stockholders on December 15, 2022.